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                                                                     EXHIBIT 5.1

          Opinion of Donald G. Alvarado, Esq., Senior Vice President,
                     Law/Development of Smart & Final Inc.


                                                      [SMART & FINAL LOGO]
                                               Food . Supplies . Business . Home

Donald G. Alvarado                             600 Citadel Drive
Senior Vice President                          Commerce, California 90040
Law/Development                                323.869.7697 voice
                                               323.869.7862
                                               don.alvarado@smartandfinal.com


May 3, 1999

Board of Directors
Smart & Final Inc.
600 Citadel Drive
City of Commerce, California  90040

            Re: Smart & Final Inc. Registration Statement on Form S-3 (File No. 333-75627)

Gentlemen:

I am Senior Vice President, Law/Development, of Smart & Final Inc., a Delaware corporation (the "Company"), and have acted as such in connection with its Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on April 2, 1999, as amended on May 4, 1999 (File No. 333-75627) (the "Registration Statement"). This opinion is delivered in accordance with the requirements of
Item 601(5) of Regulation S-K promulgated under the Act.

The Registration Statement covers the registration of up to $60,000,000 of shares of the Company's common stock (the "Shares"), and of transferable rights which are exercisable for the Common Stock (the "Rights"). The Company proposes to issue the Shares upon the exercise of the Rights, which Rights will be distributed pro rata to eligible holders of record of the Company's common stock, or, to the extent the Shares are not purchased upon exercise of Rights, in accordance with the form, filed as an exhibit to the Registration Statement, of Standby Purchase and Debt Reduction Agreement between the Company and its majority stockholder Casino USA, Inc. (the "Rights Offering").

In connection herewith, I have examined and relied without independent investigation as to matters of fact upon the Registration Statement and its exhibits, the certificate of incorporation and bylaws of the Company (in each case as amended or restated to the date hereof), resolutions relating to the Rights Offering of the Company's Board of Directors and its Special Committee referred to in the Prospectus included in the Registration Statement, such certificates of public
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officials, such statements and certificates of officers of the Company and such other corporate records, documents, certificates and instruments as I have deemed necessary or appropriate in order to enable me to render the opinions expressed herein. I have assumed the legal capacity of natural persons, genuineness of all signatures on all documents examined by me, the authenticity of all documents submitted to me as originals and the conformity to authentic originals of all documents submitted to me as certified or photostatic copies. I have further assumed as to documents executed by parties other than the Company, that such other parties had the power and authority to execute, deliver and perform those documents and that such documents are valid and binding obligations of such other parties.

Based upon the foregoing and in reliance thereon and subject to the effectiveness of the Registration Statement, I am of the opinion that:

          (i) Upon distribution of the Rights pursuant to the Rights Offering, as described in the Registration Statement and the Prospectus constituting a part of the Registration Statement (the "Prospectus"), the Rights will be duly authorized and validly issued;

          (ii) The Rights are valid and binding obligations of the Company; and

          (iii) Upon issuance and sale against payment therefor pursuant to the Rights Offering, as described in the Registration Statement and the Prospectus, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

I am admitted to the bar of the State of California. I express no opinion as to the laws of any jurisdiction other than the laws of California, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus filed as a part of the Registration Statement. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of such shares of Common Stock and the issuance of such Rights. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Donald G. Alvarado, Esq.

                                          Donald G. Alvarado, Esq.
                                          Senior Vice President, Law/Development